EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-122288) of CIT Funding Company, LLC of our report dated March 30, 2007 relating to CIT Communications Finance Corporation’s Report on Compliance with Applicable Servicing Criteria Pursuant to Item 1122 of Regulation AB, which appears in CIT Equipment Collateral 2006-VT1’s Annual Report on Form 10-K and in CIT Equipment Collateral 2006-VT2’s Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ PricewaterhouseCoopers LLP
April 17, 2007